LIFE PARTNERS HOLDINGS, INC. ANNOUNCES
REGULAR QUARTERLY DIVIDEND

Waco, TX – October 26, 2009 – Life Partners Holdings, Inc. (Nasdaq GS:  LPHI), parent company of Life Partners, Inc., announced today that it would pay a $0.25 per share quarterly dividend to shareholders of record as of November 6, 2009, on or about December 15, 2009.

The announcement follows the schedule released on July 1, 2009, for dividend payments totaling $1.00 per share throughout the company’s 2010 fiscal year.

LPHI Chairman Brian Pardo commented, “In keeping with our board’s view that LPHI shareholders should share in our success, we are pleased to declare this dividend.  We are also very pleased to announce that, since our inception in 1991, we have now completed over 100,000 individual transactions for our clients and that number continues to grow every day.”

Life Partners is the world's oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called “life settlements”.  Since its incorporation in 1991, Life Partners has completed over 100,000 transactions for its worldwide client base of over 25,000 high net worth individuals and institutions in connection with the purchase of over 6,200 policies totaling more than $2.2 billion in face value.

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Visit our website at: www.lphi.com

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, and the value of our new contract signings, backlog and business pipeline, are forward-looking statements within the meaning of the federal securities laws.  These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements.  For information concerning these risks and uncertainties, see our most recent Form 10-K.  We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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Contact:

Hill & Knowlton on behalf of LPHI, Inc.
Richard Weber, 512-372-6652
richard.weber@hillandknowlton.com
or
Life Partners Holdings, Inc.
Shareholder Relations, 254-751-7797
info@LPHI.com
www.lphi.com

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